As filed with the Securities and Exchange Commission on December 9, 2004.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2902449
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

35 Crosby Drive, Bedford, Massachusetts 01730-1401

(Address of Principal Executive Offices) (Zip Code)

Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan

(Full Title of the Plan)

John W. Cumming

Chief Executive Officer

Hologic, Inc.

35 Crosby Drive, Bedford, Massachusetts 01730-1401

(Name and Address of Agent For Service)

(781) 999-7300

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Lawrence M. Levy, Esquire

Brown Rudnick Berlack Israels LLP

One Financial Center

Boston, Massachusetts 02111

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount Of Registration Fee
Common Stock, $.01 par value	500,000 shares (2)	$24.86	$12,430,000	$1,575
Rights to Purchase Preferred Stock (4)	500,000 rights	—	—	—

(1)	Such presently indeterminable number of additional shares of common stock and rights are also registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in common stock.

(2)	To be issued pursuant to the registrant’s Amended and Restated 1999 Equity Incentive Plan (see Introductory Note below).

(3)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for the registrant’s common stock on December 7, 2004, as reported by the Nasdaq Stock Market.

(4)	Pursuant to a Rights Agreement entered into on September 17, 2002, one right (each a “Right”) is deemed to be delivered with each share of common stock issued by the registrant. The Rights currently are not separately transferable apart from the common stock, and they are not exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the Rights.

INTRODUCTORY NOTE

This registration statement relates to the registration of additional securities of the same class as other securities for which registration statements are effective relating to the registrant’s Amended and Restated 1999 Equity Incentive Plan. Pursuant to General Instruction E of Form S-8, except as otherwise provided herein, this registration statement also incorporates by reference the registrant’s registration statements on Form S-8 (Registration Nos. 333-79167, 333-60046 and 333-112222) relating to the registration of an aggregate of 2,330,000 shares issuable under the registrant’s Amended and Restated 1999 Equity Incentive Plan. Following the registration of the additional 500,000 shares under this registration statement, a total of 2,830,000 shares will be registered under the Amended and Restated 1999 Equity Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Except as otherwise provided herein, the contents of the registrant’s registration statement on Form S-8 (Registration No. 333-79167), filed with the Securities and Exchange Commission on May 24, 1999, the registrant’s registration statement on Form S-8 (Registration No. 333-60046), filed with the Securities and Exchange Commission on May 2, 2001, and the registrant’s registration statement on Form S-8 (Registration No. 333-112222), filed with the Securities and Exchange Commission on January 27, 2004, are incorporated by reference herein.

Item 3.	Incorporation of Documents By Reference.

The following documents are incorporated by reference into this registration statement:

(a)	The registrant’s Annual Report on Form 10-K for the fiscal year ended September 25, 2004;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

(c)	The description of the registrant’s common stock and rights to purchase preferred stock which are contained in the registrant’s registration statements filed pursuant to Section 12 of the Exchange Act and all amendments thereto and reports filed for the purpose of updating such description.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed hereby incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.	Exhibits.

Exhibit Number

4.1	Certificate of Incorporation of the registrant filed as Exhibit 3.01 to the registrant’s Registration Statement on Form S-1 (Reg. No. 33-33128).**

4.2	Amended and Restated By-Laws of the registrant filed as Exhibit 3.03 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended March 27, 2004.**

4.3	Specimen Certificate of Common Stock filed as Exhibit 4.01 to the registrant’s Registration Statement on Form S-1 (Reg. No. 33-33128).**

4.4	Rights Agreement dated September 17, 2002 filed as Exhibit 4 to the registrant’s Registration Statement on Form 8-A filed with the Commission on December 4, 2002.**

5	Legal Opinion of Brown Rudnick Berlack Israels LLP.*

23.1	Consent of Ernst & Young LLP.*

23.2	Consent of Brown Rudnick Berlack Israels LLP is included in their legal opinion filed as Exhibit 5 hereof.*

24	Power of Attorney (included on the signature page of this registration statement).*

99.1	Amended and Restated 1999 Equity Incentive Plan filed as Exhibit 10 to the registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 27, 1999.**

99.2	Amendment No. 1 to Amended and Restated 1999 Equity Incentive Plan filed as Exhibit 10.05 to the registrant’s Annual Report on Form 10-K for the year ended September 25, 2004.**

*	Filed herewith

**	Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Commonwealth of Massachusetts, on the 9th day of December 2004.

HOLOGIC, INC.

By:	/s/ JOHN W. CUMMING
John W. Cumming Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Glenn Muir and John W. Cumming and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JOHN W. CUMMING John W. Cumming	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	December 9, 2004

/s/ GLENN P. MUIR Glenn P. Muir	Director, Executive Vice President Finance and Administration, and Treasurer (Principal Financial Officer)	December 9, 2004

/s/ JAY A. STEIN Jay A. Stein	Chairman Emeritus and Chief Technical Officer	December 9, 2004

/s/ ROBERT H. LAVALLEE Robert H. Lavallee	Vice President, Corporate Controller (Principal Accounting Officer)	December 9, 2004

/s/ IRWIN JACOBS Irwin Jacobs	Director	December 9, 2004

/s/ DAVID R. LAVANCE, JR. David R. LaVance, Jr.	Director	December 9, 2004

/s/ NANCY L. LEAMING Nancy L. Leaming	Director	December 9, 2004

/s/ WILLIAM A. PECK William A. Peck	Director	December 9, 2004

INDEX TO EXHIBITS

Exhibit Number

4.1	Certificate of Incorporation of the registrant filed as Exhibit 3.01 to the registrant’s Registration Statement on Form S-1 (Reg. No. 33-33128).**

4.2	Amended and Restated By-Laws of the registrant filed as Exhibit 3.03 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended March 27, 2004.**

4.3	Specimen Certificate of Common Stock filed as Exhibit 4.01 to the registrant’s Registration Statement on Form S-1 (Reg. No. 33-33128).**

4.4	Rights Agreement dated September 17, 2002 filed as Exhibit 4 to the registrant’s Registration Statement on Form 8-A filed with the Commission on December 4, 2002.**

5	Legal Opinion of Brown Rudnick Berlack Israels LLP.*

23.1	Consent of Ernst & Young LLP.*

23.2	Consent of Brown Rudnick Berlack Israels LLP is included in their legal opinion filed as Exhibit 5 hereof.*

24	Power of Attorney (included on the signature page of this registration statement).*

99.1	Amended and Restated 1999 Equity Incentive Plan filed as Exhibit 10 to the registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 27, 1999.**

99.2	Amendment No. 1 to Amended and Restated 1999 Equity Incentive Plan filed as Exhibit 10.05 to the registrant’s Annual Report on Form 10-K for the year ended September 25, 2004.**

*	Filed herewith.

**	Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.